Exhibit 10.1

THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

The Spectranetics Corporation, a Delaware corporation (the “Company”), pursuant to The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Plan”), hereby grants to the individual listed below (the “Participant”) the following award of Restricted Stock Units (“RSUs”). This award of RSUs is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Appendix A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which is incorporated herein by reference. All capitalized terms used and not otherwise defined in this Grant Notice or the Restricted Stock Unit Agreement shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.

Participant:	[________]
Grant Date:	[________]
Number of RSUs:	[________]
Vesting Schedule:
This award shall vest with respect to 25% of the RSUs on each of the first, second, third and fourth anniversaries of the Grant Date, subject, in each case, to the Participant's continued service with the Company on each such date.

Payment of RSUs:	Vested RSUs shall be paid to the Participant in the form of shares of Stock as set forth in Section 5 of the attached Restricted Stock Unit Agreement.
Termination of RSUs:
In the event that the Participant ceases to be an Employee, Consultant or member of the Board (a “Termination of Service”), all RSUs that have not vested prior to or in connection with such Termination of Service shall be immediately forfeited by the Participant as of such Termination of Service without consideration therefor.

By his or her signature and the Company's signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. In the event that there are any inconsistencies between the terms of the Plan and the terms of this Grant Notice or the Restricted Stock Unit Agreement, the terms of the Plan shall control. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

IN WITNESS WHEREOF, this Grant Notice has been executed and delivered by the parties hereto as of the Grant Date first written above.

THE SPECTRANETICS CORPORATION	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:	Address:

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APPENDIX A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AGREEMENT
1.Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, The Spectranetics Corporation, a Delaware corporation (the “Company”), has granted to the Participant an award of [___] RSUs under The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Plan”), as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement and the Plan. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise.
2.RSUs. Each RSU that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one share of Stock. Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting and Termination. The RSUs shall vest and shall terminate as set forth in the Grant Notice. All RSUs that have not become vested as of the Participant's Termination of Service shall thereupon terminate and be forfeited and canceled without payment of consideration therefor.
4.Payment after Vesting; Code Section 409A. The issuance of shares (in book-entry form or otherwise) in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant's death, to the Participant's estate) in whole shares of Stock on as soon as practicable following the date on which such RSUs vest. The Committee shall determine, in its sole discretion, whether and how any fractional vested RSUs will be paid. Notwithstanding anything herein to the contrary, no such payment shall be made to the Participant during the six-month period following the Participant's “separation from service” (within the meaning of Section 409A of the Code) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) on the date of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time set forth in this Section 4 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such six-month period.
5.Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant's employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. Without limiting the generality of Section 15.3 of the Plan, the Participant may, in satisfaction of the foregoing requirement, elect to have the Company withhold or cause to be withheld shares of Stock otherwise issuable in respect of such RSUs having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Stock which may be so withheld shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.
6.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
7.Non-Transferability. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 7 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void.
8.Distribution of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. In the event that any such issuance or delivery is delayed because the Company reasonably determines that such issuance or delivery will violate Federal securities laws or other applicable law, such issuance or delivery shall be made at the earliest date at which the Company reasonably determines that such issuance or delivery will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any such recording or delivery if such delay will result in a violation of Section 409A of the Code. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any RSUs, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant any certificates evidencing shares of Stock issued upon settlement of any RSUs under this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) and all references herein to certificates shall be deemed to apply instead to recordation in such books.
9.No Effect on Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to serve or continue to serve as an Employee, Consultant, member of the Board or other service provider of the Company or any Subsidiary.
10.Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
11.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.
12.Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.
13.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant becomes subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.Code Section 409A. Neither the RSUs nor this Agreement is intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, notwithstanding anything to the contrary, the shares of Stock issuable hereunder shall be distributed no later than the later of: (i) the fifteenth (15th) day of the third (3rd) month following Participant's first taxable year in which the RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third (3rd) month following the first taxable year of the Company in which the RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. Nevertheless, to the extent that the Committee determines that any RSUs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code.
16.Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.
17.Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
19.Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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